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                                  EXHIBIT INDEX
                        INMEDICA DEVELOPMENT CORPORATION
                                FORM 8-K EXHIBIT

Exhibit 16 .........Letter re change in certifying accountant
















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Deloitte & Touche LLP
Suite 1800
50 South Main Street
Salt Lake City, Utah 84144-0158

Tel: (801)328-4706
Fax: (801)355-7515
www.us.deloitte.com                           DELOITTE
-------------------
                                              & TOUCHE


October 18, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of InMedica Development Corporation's Form 8- K dated October 17, 2002, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

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